SCHEDULE “H”
SUSGLOBAL ENERGY CORP.
(the "Company")
STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

The Company hereby establishes a stock option plan for Directors, Employees and Consultants (as such terms are defined below) of the Company and its subsidiaries, to be known as the "SUSGLOBAL ENERGY CORP. Stock Option Plan" (the "Plan") or such other name as may be approved from time to time by the Board of Directors of the Company. The purpose of the Plan is to give to Directors, Employees and Consultants, as additional compensation the opportunity to participate in the profitability of the Company by granting to such individuals options, exercisable over periods of up to five years as an incentive and determined by the Board of Directors of the Company, to buy shares of the Company at a price equal to the Market Price (as defined below) prevailing on the Board of Directors of the Company and as permitted by the policies of the Exchange (as defined below).

2. DEFINITIONS

In this Plan, the following terms shall have the following meanings:

(a) "Affiliate" means an affiliate within the meaning of the Business Corporations Act (Ontario).

(b) "Associate" means an associate as defined in the Securities Act.

(c) "Board" or "Board of Directors" means the Board of Directors of the Company.

(d) "Change of Control" means the acquisition by any person or by two or more persons, acting jointly or in concert (within the meaning of the Securities Act) of the Company, which when added to all other voting securities of the Company at the time held by such person or by such persons, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such persons, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the Board of Directors of the Company.

(e) "Consultant" means, in relation to the Company, an individual (or company wholly-owned by an individual) who:

(i) provides ongoing consulting services to the Company or an Affiliate of the Company under a written contract;

(ii) possesses technical, business or management expertise of value to the Company or an Affiliate of the Company;

(iii) spends a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and

(iv) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(f) "Company" means SUSGLOBAL ENERGY CORP. and its successors.

(g) "Directors “means directors, senior officers and Management Company Employees of the Company or of the Company's subsidiaries to whom stock options can be granted in reliance on a prospectus exemption under applicable securities laws.

(h) "Disability" means any disability with respect to an Optionee which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Optionee from:

(i) being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which such Optionee was last employed or engaged by the Company or its subsidiaries; or

(ii) acting as a director or officer of the Company or its subsidiaries.

(i) "Discounted Market Price" of Shares means, if the Shares are listed on the Exchange, the Market Price less the maximum discount permitted under the policies of the Exchange applicable to Options.

(j) "Employee" means:

(i) an individual who is considered an employee of the Company or a subsidiary of the Company under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) an individual who works full-time for the Company or a subsidiary of the Company providing services normally provided by an employee and who is subject to the same control and direction over the details and methods of work as an employee of the company or a subsidiary of the Company, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Company or a subsidiary of the Company on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or a subsidiary of the Company over the details and methods of work as an employee of the Company, or a subsidiary of the Company but for whom income tax deductions are not made at source.

(k) "Exchange" means the TSX Venture Exchange or, if applicable, The Toronto Stock Exchange or any other stock exchange on which the Shares are listed and posted for trading.

(l) "Expiry Date" means the date set by the Board under section 3.1 of the Plan, as the last date on which an Option may be exercised.

(m) "Grant Date" means the date on which an Option is granted by the Board.

(n) "Insider" means:

(i) a director or senior officer of the Company;

(ii) a director or senior officer of a company that is an Insider or a subsidiary of the Company; or;

(iii) a person that beneficially owns or controls, directly or indirectly, voting shares of the Company carrying more than 10% of the voting rights attached to all outstanding voting shares of the Company.

(o) "Investor Relations Activities" means investor relations activities as defined in the rules and policies of the Exchange.

(p) "Management Company Employee" means an individual employed by a Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the company, but excluding a Person engaged in Investor Relations Activities. "Management Company Employees" are included in the definition of "Directors".

(q) "Market Price" of Shares at any Grant Date means, the closing price per Share on the Exchange for the last day Shares were traded prior to the Grant Date, provided such price is fixed in accordance with and subject to the policies of the Exchange, or if the Shares are not listed on any stock exchange, "Market Price" of Shares means the price per Share on the over-the-counter market determined by dividing the aggregate sales price of the Shares sold by the total number of such Shares so sold on the applicable market for the last day prior to the Grant Date.

(r) "Options" means an option to purchase Shares granted pursuant to this Plan.

(s) "Option Agreement" means an agreement, between the Company and an Optionee.

(t) "Optionee" means each of the Directors, Employees and Consultants granted an Option pursuant to this Plan and their heirs, executors and administrators and, subject to the policies of the Exchange, an "Optionee" may also be a corporation wholly-owned by an individual eligible for an Option grant pursuant to this Plan.

(u) "Option Price" means the price per Share specified in an Option Agreement, adjusted from time to time in accordance with the provisions of section 5.

(v) "Option Shares" means the aggregate number of Shares which an Optionee may purchase under an Option.

(w) "Person" means an individual, corporation, incorporated association or organization, corporate body, partnership, trust, association or other entity.

(x) "Plan" means this SUSGLOBAL ENERGY CORP. Stock Option Plan.

(y) "Shares" means the common shares in the capital of the Company as constituted on the Grant Date provided that, in the event of any adjustment pursuant to section 5, "Shares" shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

(z) "Securities Act" means the Securities Act (Ontario), R.S.O. 1990, c.S.5, as amended, as at the date hereof.

(aa) "Unissued Option Shares" means the number of Shares, at a particular time, which has been allotted for issuance upon the exercise of an Option but which have not been issued, as adjusted from time to time in accordance with the provisions of section 5, such adjustments to be cumulative.

(bb) "Vested" means that an Option has become exercisable in respect of a number of Option Shares by the Optionee pursuant to the terms of the Options Agreement.

3. GRANT OF OPTIONS

3.1 Option Terms

The Board may from time to time authorize the issue of Options to the Directors, Employees and Consultants of the Company and its subsidiaries. The Option Price under each Option shall be not less than the Discounted Market Price on the Grant Date. The Expiry Date for each Option shall be set by the Board at the time of issue of the Option and shall not be more than five years after the Grant Date. Options shall not be assignable (or transferable) by the Optionee.

3.2 Limits on Shares Issuable on Exercise of Options

The maximum number of Shares which may be issuable pursuant to options granted under the Plan shall be 2,000,000 Shares or such additional amount as may be approved from time to time by the shareholders of the Company. The aggregate number of Shares that may be reserved for issuance to any one individual under the Plan and under all of the Company's other previously established or proposed share compensation arrangements shall not exceed 5% of the total number of issued and outstanding Shares on a non-diluted basis at time of the grant. The aggregate number of Shares that may be reserved for issuance to Consultants under the Plan and under all the Company's other previously established or proposed share compensation arrangements shall not exceed 2% of the total number of issued and outstanding Shares on a non-diluted basis at the time of the grant. The aggregate number of Shares which may be reserved for issuance to persons employed in Investor Relations Activities under the Plan and under all of the Company's other previously established or proposed share compensation arrangements shall not exceed 2% of the total number of issued and outstanding Shares on a non-diluted basis at the time of the grant, unless the Exchange permits otherwise. The number of Shares which may be reserved for issuance under the Plan and under all the Company's other previously established or proposed share compensation arrangements (a) in the aggregate shall not exceed 10% of the outstanding issue of Shares; and (b) to any one Optionee within a one year period shall not exceed 5% of the outstanding issues of Shares.

For the purposes of subsections (a) and (b) above, "outstanding issue" is determined on the basis of the number of Shares that are outstanding immediately prior to the Share reservation in question; excluding Shares issued pursuant to Share compensation arrangements over the preceding one-year period.

3.3 Option Agreements

Each Option shall be confirmed by the execution of an Option Agreement. Each Optionee shall have the option to purchase from the Company the Option Shares at the time and in the manner set out in the Plan and in the Option Agreement applicable to that Optionee. The execution of an Option Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4. EXERCISE OF OPTION

4.1 When Options May be Exercised

Subject to sections 4.3 and 4.4, an Option may be exercised to purchase any number of Shares up to the number of Vested Unissued Option Shares at any time after the Grant Date up to 5:00 pm local time on the Expiry Date and shall not be exercisable thereafter.

4.2 Manner of Exercise

The Option shall be exercisable by delivering to the Company a notice specifying the number of Shares in respect of which the Option is exercised together with payment in full of the Option Price for each such Share. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Option is exercised, upon and subject to the provisions of the Plan. Delivery of the optionee's cheque payable to the Company in the amount of the Option Price shall constitute payment of the Option Price unless the cheque is not honoured upon presentation in which case the Option shall not have been validly exercised.

4.3 Vesting of Option Shares

The Board, subject to the policies of the Exchange, may determine and impose terms upon which each Option shall become vested in respect of Option Shares. Current policies of the TSX Venture Exchange provide that:

(a) the TSX Venture Exchange will not normally accept plans which permit vesting over a period of less than 18 months or that vesting schedules which permit a majority of the shares to be released early in that vesting period rather than equally on a quarterly basis; and

(b) options issued to Consultants engaged in Investor Relations Activities must vest in stages over a period of 12 months with no more than 1/4 of the Options vesting in any three month period;

(c) and such policies are hereby adopted by the Board to remain in effect until amended or repealed.

4.4 Termination of Employment

If the Optionee ceases to be a Director, Employer or Consultant of the Company or one of the Company's subsidiaries, his or her Options shall be exercisable as follows:

(a) Death or Disability

(i) If the Optionee ceases to be a Director, Employer or Consultant of the Company or a subsidiary of the Company, due to his or her death or Disability or, in the case of an Optionee that is a company, the death or Disability of the person who provides services to the Company or a subsidiary of the Company, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier of;

(ii) 365 days after the date of death or Disability; and

(iii) the Expiry Date;

(b) Termination for Cause

If the Optionee ceases to be a Director, Employer or Consultant of the Company or one of the Company's subsidiaries as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Optionee is employed or engaged, or in the case of an Optionee that is a corporation wholly owned by an individual who is a Director, Employee or Consultant and such individual ceases to be a Director, Employee or Consultant as a result of termination for cause as such term is interpreted in the courts of the jurisdiction in which such individual is employed or engaged, any outstanding Option held by such Optionee on the date of such termination, whether in respect of Option Shares that are Vested or not, shall be canceled as of that date.

(c) Early Retirement, Voluntary Resignation or Termination Other than For Cause

If the Optionee or, in the case of an Option granted to an Optionee which is a company wholly-owned by an individual, ceases to be a Director, Employee or Consultant, such individual ceases to be a Director, Employee or Consultant of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force, or due to his or her termination by the Company or a subsidiary of the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Optionee shall be exercisable to acquire Vested Unissued Option Shares at any time up to but not after the earlier the Expiry Date and the date which is 90 days (30 days if the Optionee was engaged in Investor Relations Activities) after the Optionee or, in the case of an Option granted to an Optionee which a corporation wholly-owned by an individual who is a Director, Employee or Consultant, such individual, ceases to be a Director, Employee or Consultant of the Company or a subsidiary of the Company.

For greater certainty, an Option that has not become Vested in respect of certain Unissued Option Shares at the time that the relevant event referred to in this section 4.4 occurred, shall not be or become exercisable in respect of such Unissued Option Shares and shall be canceled.

4.5 Effect of a Take-Over Bid

If a bona fide offer (an "Offer") for Shares is made to the Optionee or to shareholders of the Company generally or to a class of shareholders which includes the Optionee, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of subsection 1(1) (or more particularly, as described in paragraph (c) under the definition of "distribution") of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Optionee of full particulars of the Offer, whereupon all Option Shares belonging to the class of shares subject to such Offer will become Vested and the Option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Option Shares received upon such exercise, pursuant to the Offer.

However, if:

(a) the Offer is not completed within the time specified therein; or

(b) all of the Option Shares tendered by the Optionee pursuant to the Offer are not taken up or paid for by the offeror in respect thereof, then the Option Shares received upon such exercise, or in the case of subsection (b) above, the Option Shares that are not taken up and paid for, may be returned by the Optionee to the Company and reinstated as authorized but unissued Shares and with respect to such returned Option Shares, the Option shall be reinstated as if it had not been exercised and the terms upon which such Option Shares were to become Vested pursuant to section 4.3 shall be reinstated. If any Option shares are returned to the Company under this section 4.5, the Company shall immediately refund the exercise price to the Optionee for such Option Shares.

4.6 Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Option Shares, an Offer is made by an offeror, the Board may, upon notifying each Optionee of full particulars of the Offer, declare all Options granted under the Plan to be Vested, and declare the Expiry Date for the exercise of all unexercised Options granted under the Plan to be accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

4.7 Effect of a Change of Control

If a Change of Control occurs, all Option Shares subject to each outstanding Option will become vested, whereupon such Option may be exercised in whole or in part by the Optionee.

4.8 Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement

If the Optionee, or, in the case of an Option granted to an Optionee which is a company wholly-owned by an individual who is a Director, Employee or Consultant, such individual, retire, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Option Agreement with respect to the right to purchase Option Shares which were not Vested at the time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation or nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Optionee.

4.9 Shares Not Acquired

Any Unissued Option Shares not acquired by an Optionee under an Option which has expired may be made the subject of a further Option pursuant to the provisions of the Plan.

5. ADJUSTMENT OF OPTION PRICE AND NUMBER OF OPTION SHARES

5.1 Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lessor number of Shares (each of such events being herein called a "Share Reorganization") then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option: (a) the Option Price will be adjusted to a price per Share which is the product of: (i) the Option Price in effect immediately before that effective date or record date; and (ii) fraction, the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b) the number of Unissued Option Shares will be adjusted by multiplying (i) the number of Unissued Option Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in subsection (a)(ii).

5.2 Special Distribution

Subject to the prior approval of the Exchange, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a) shares of the Company, other than the Shares;

(b) evidence of indebtedness;

(c) any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

(d) rights, options or warrants; then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a "Special Distribution"), and effective immediately after the record date at which holders of shares are determined for purposes of the Special Distribution, for each Option the Option Price will be reduced, and the number of Unissued Options Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Option Shares as a result of such Special Distribution.

5.3 Corporate Organization

Whenever there is:

(a) a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in sections 5.1 or 5.2;

(b) a consolidation, arrangement, merger or amalgamation of the Company with or into another company resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c) a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation; (any such event being herein called a "Company Reorganization") the Optionee will have an option to purchase (at the times, for the consideration, and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such option, in lieu of the Unissued Option shares which the Optionee would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that the Option would have been entitled to receive as a result of the Company Reorganization if, on the effective date thereof, the Optionee has been the holder of all Unissued Options Shares or if appropriate, as otherwise determined by the Board.

5.4 Determination of Option Price and Number of Unissued Option Shares

If any questions arise at any time with respect to the Option Price or number of Unissued Option shares deliverable upon exercise of an Option following a Share Reorganization, Special Distribution or Company Reorganization, such questions shall be conclusively determined by the Company's auditor, or, if such auditor declines to so act, any other firm of chartered accountants in Canada that the Board may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

5.5 Regulatory Approval

Any adjustment to the Option Price or the number of Unissued Option shares or other securities purchasable under the Plan pursuant to the operations of any one of sections 5.1, 5.2 or 5.3 is subject to any required approval of exchange and of any securities regulatory or other governmental authority having jurisdiction.

6. MISCELLANEOUS

6.1 Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Optionee any right with respect to employment or continued employment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary or other governmental authority having jurisdiction.

6.2 Necessary Approvals

This Plan shall be effective only upon the approval of the shareholders of the Company given by way of an ordinary resolution. Any Options granted under this Plan prior to such approval may only be exercised upon the receipt of such approval. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to any required approval of the Exchange and any securities regulatory or other governmental authority having jurisdiction. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and an Option Price paid by an Optionee to the Company shall be immediately refunded to the Optionee by the Company.

6.3 Administration of the Plan

The Board shall, without limitations, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in section 5.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

6.4 Income Taxes

As a condition of and prior to participation in the Plan, any Optionee shall on request authorize the Company in writing to withhold from any remuneration otherwise payable to such Optionee any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of the Optionee's participation in the Plan.

6.5 Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of the Exchange or any other regulatory body having authority over the Company of the Plan, suspend, terminate or discontinue the plan at any time, or amend or revise the terms of the Plan or of any Option granted under the Plan, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of that Optionee, and, that disinterested shareholder approval (within the meaning of the policies of the Toronto Stock Exchange) will be obtained for any reduction in the exercise price if the Optionee is an Insider at the time of the proposed amendment.

6.6 Disinterested Shareholder Approval

The Company shall obtain disinterested shareholder approval (within the meaning of the policies of the Toronto Stock Exchange) of Options if:

(a) the Plan, together with all of the Company's previously established proposed stock option grants, could result at any time in;

(i) the number of Shares reserved for issuance pursuant to stock options granted to Insiders exceeds 10% of the outstanding Shares;

(ii) the issuance to Insiders, within a one year period, of a number of Shares exceeds 10% of the outstanding Shares; or

(iii) the issuance to any one Insider and such Insider's Associates, within a one year period, of a number of Shares exceeds 5% of the outstanding Shares or

(b) the Company is decreasing the exercise price of Option previously granted to Insiders.

6.7 Form of Notice

A notice given to the Company shall be in writing, signed by the Optionee and delivered to the head business office of the Company.

6.8 No Representation or Warranty as to Value

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

6.9 Representation or Warranty as to Bona Fides

For Options granted to Employees, Consultants and Management Company Employees, the Company will represent to the Exchange that the Optionee is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Company or one of its subsidiaries.

6.10 Compliance with Applicable Law

If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or Exchange having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

6.11 No Assignment

No Optionee may assign any of his or her rights under the Plan.

6.12 Rights of Optionees

An Optionee shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Option shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any right offering).

6.13 Governing Law

The Plan shall be governed by laws of the province of Ontario.

6.14 Time of Essence

Time is of the essence of this Plan. No extension of time will be deemed to be or to operate as a waiver of the essentially of time.

6.15 Entire Agreement

This Plan sets out the entire agreement between the Company and the Optionees relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.